UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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|x|	Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 24, 2026, Genco Shipping & Trading Limited (“Genco”) issued a press release, posted a communication on its LinkedIn account, and updated its website at www.GencoDrivesSuperiorReturns.com. Copies of the materials can be found below:

Press Release

Genco Shipping & Trading Files Preliminary Proxy Statement in Connection with 2026 Annual Meeting of Shareholders

Shareholders Are Encouraged to Vote FOR Genco’s Highly Experienced, Qualified Board with Proven Record of Generating Superior Returns and Value

Diana Shipping Is Trying to Seize Control of the Genco Board to Advance its Attempt to Take Over Genco on the Cheap

Diana’s Handpicked Director Nominees Pose Substantial Risk to Genco and its Shareholders

Shareholders Should Ignore and Discard Any Proxy Materials They Receive

From Diana

For More Information Visit www.GencoDrivesSuperiorReturns.com

NEW YORK, April 24, 2026 (GLOBE NEWSWIRE) – Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”).

In its preliminary proxy statement, the Genco Board of Directors (the “Board”) recommends that shareholders vote for the re-election of the six nominees currently serving on the Board – John C. Wobensmith, Kathleen C. Haines, Paramita Das, Basil G. Mavroleon, Karin Y. Orsel and Arthur L. Regan – at the 2026 Annual Meeting. Genco’s Board and management team have been architects of the Company’s Comprehensive Value Strategy and have been effective stewards of Genco and its capital in executing it.

In connection with the Board’s recommendation, Genco issued the following statement:

At our upcoming Annual Meeting of Shareholders, Genco shareholders have a critical choice to make:

•
Vote FOR Genco’s highly qualified directors, who are overseeing a Comprehensive Value Strategy that has delivered superior returns to shareholders and positioned the Company for even greater returns in 2026 and beyond; or

•
Allow Diana Shipping Inc. (“Diana”), a direct competitor with a record of related-party transactions and of underperforming industry peers, to place its handpicked nominees on the Board, replace Genco’s entire Board and advance its hostile campaign to acquire Genco on the cheap.

Genco’s Board of Directors continues to demonstrate its commitment to maximizing value for all Genco shareholders. The Board is overseeing the successful execution of its Comprehensive Value Strategy, which has delivered $292 million to shareholders in dividends since it was implemented in April 2021 and generated total shareholder returns (“TSR”) of 247% over the past five years, more than triple the S&P 500’s TSR of 76% and far exceeding Diana’s TSR of 53% over the same period.1

Alongside this significant value creation, Genco has differentiated itself among its peers by maintaining high standards of corporate governance. Genco is consistently ranked in the industry’s top quartile for governance practices2. All the members of Genco’s highly qualified, diverse, and majority independent Board bring valuable industry and leadership experience in areas relevant to Genco’s business, including shipping, commodities, fleet and technical management, commercial operations, capital allocation, financial reporting and M&A.

Today, Genco is operating in a strengthening drybulk market, and shareholders are poised to continue benefiting from our low-leverage high dividend model and the strategic steps the Board and management are taking to further increase earnings power and dividend capacity. We believe Genco’s Board is better positioned than Diana’s nominees to guide the Company forward and create superior returns and meaningful value for all shareholders.

Diana’s attempts to take over Genco pose significant risks to Genco shareholders and their ability to realize the full upside of their Genco investments.

As detailed in the preliminary proxy, Diana has been waging a hostile campaign to take control of Genco. This has included:

•
Repeatedly insisting on inadequate proposals that would give Diana control of Genco without paying a premium. These privately submitted proposals dating back to 2024 would have given Diana up to 30% of Genco stock in exchange for certain ships, make Diana’s CEO chair of the Genco Board and have a Diana affiliate take over technical management of some or all of Genco’s fleet, creating a revenue stream for the benefit of Diana.

•
Rapidly acquiring shares. Diana rapidly built a nearly 15% ownership stake in Genco, and it appears they improperly disclosed a significant acquisition of Genco stock, raising concerns about their trading methods.[3]

1 Represents TSR as of the closing price on April 2, 2026 for the past five years as per Factset.
2 As rated by Webber Research.
3 https://www.sec.gov/Archives/edgar/data/1326200/000091957425005889/0000919574-25-005889-index.htm.

•
Submitting unsolicited, public indicative proposals to acquire Genco below intrinsic value and the mean analyst NAV estimate and without providing a control premium. These proposals included an initial offer of $20.60 per share in cash, followed by a revised proposal in March 2026 for $23.50 per share in partnership with another direct Genco competitor, Star Bulk Carriers Corp. The proposed Star Bulk transaction contemplated selling 16 Genco vessels at “fire sale” prices, reinforcing that Diana’s offer deprives our shareholders of full value.

•	Nominating a slate of directors to replace the entire Board. In January 2026, Diana nominated six handpicked candidates in an effort to seize control of Genco’s Board to advance its takeover attempts.

Our Board has been open to engaging with Diana from the start, beginning with Genco’s initial outreach to Diana to discuss a potential business combination in June 2024. In addition, the Board has responded to Diana appropriately at every turn in accordance with its fiduciary duties and its commitment to maximizing shareholder value.

For example, the Board adopted a limited-duration shareholder rights plan on October 1, 2025, only after Diana’s rapid accumulations of stock risked growing into an ownership position with outsized influence on Genco. The rights plan is designed to enable all Company shareholders to realize the long-term value of their investment and to provide the Board with sufficient time to fulfill its fiduciary duties on behalf of all shareholders. In accordance with its strong governance practices, the Board is putting the rights plan up for a shareholder vote at the Annual Meeting.

Our Board also established a committee comprised of independent directors to fairly evaluate Diana’s recent proposals. The committee, after extensive consultation with external advisors, unanimously rejected these proposals, determining that they undervalued the Company, were below Genco’s net asset value (NAV) and failed to provide an appropriate premium for control of the Company.

Genco has sought to engage consistently and constructively with Diana on alternative transaction structures that would serve the best interests of all Genco shareholders. These include a potential acquisition of Diana by Genco, which the Board determined would create the most value for both companies’ shareholders. Based on the Company’s larger size and superior performance, the Board determined that an acquisition of Diana by Genco would be more appropriate, and the combined assets would be more valuable as part of Genco than under Diana’s control.

Our Board has also made clear its commitment to engaging in good faith, upon receipt of an offer that appropriately values Genco and reflects the Company’s high-quality fleet, superior performance, ability to deliver strong capital returns through the drybulk cycles and upside potential in a rising market.

Diana has refused to engage and instead nominated a board slate, most of whom have close professional or personal ties to Diana, to whom we believe their allegiance lies, in furtherance of their inadequate proposal.

The proxy contest is not a vote on whether to approve or reject Diana’s $23.50 acquisition proposal. It is a vote on whether to give Diana’s nominees control of the Board and the Company.

It is critical that Genco shareholders understand who Diana is and the significant risks Diana’s Board nominees could have on their investment in Genco.

Diana has been historically controlled by the Palios family,4 and the Diana of today came to be when family patriarch Simeon Palios transferred shares to his daughter, Semiramis Paliou.5 Ms. Paliou was given the title of CEO6, and the company later issued her preferred shares that gave her a dominant voting stake in Diana.7 Ms. Paliou, along with the other members of the Palios family and Diana’s directors and officers, have a majority voting block with Ms. Paliou’s super-voting shares.8

Since Ms. Paliou’s appointment as CEO in 2021, Diana has continued to exhibit a record of related-party transactions favoring insiders,9 poor strategic decisions10 and lagging TSR, all of which stand in stark contrast to Genco’s industry-leading governance practices, successful Comprehensive Value Strategy and strong TSR.

4 Simeon Palios is the founder of Diana Shipping and has served as the Chairman of the Board of Directors since February 2005. Semiramis Paliou has served as a director since 2015 and Chief Executive Officer since 2021, with her control magnified in 2021 through the issuance of super voting shares. The Palios family together control 41.7% of total votes. Source: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000156276226000030/dsx-20251231.htm.
5 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000091957421002400/dsx-20201231.htm (pg. 42).
6 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000091957421002400/dsx-20201231.htm (pg. 35).
7 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000110465922051154/dsx-20211231x20f.htm (pg. 32).
8 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000156276226000030/dsx-20251231.htm#a55253 (pg. 37, 91-92).
9 Based on Diana’s Form 20-F, filed with the Securities Exchange Commission on March 13, 2026, Item 7.B Major Shareholders and Related Party Transactions, at pps. 93-94. (www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000156276226000030/dsx-20251231.htm#a55253).
10 Including the acquisition of nine Ultramax vessels at a significant premium to fair market value and the spin-off of Ocean Pal, whose share price has declined approximately 99% since the spin-off.

Our Board believes that Diana’s nominees are not fit to serve on the Genco Board, given their inextricable ties to Diana’s agenda. The Board also determined that the nominees do not bring substantive skills or experiences that are not already present on the highly qualified Genco Board. In addition, many of the candidates have close ties to Diana and its leadership, and certain of the candidates have records of bankruptcy and shareholder value destruction.11

Appointing Diana’s nominees to the Board would risk Genco shareholders’ investments. With control of the Board, they could do any of the following:

•	Approve a transaction at a price below the latest proposal or at a discounted price;

•	Take commercial actions that are unfavorable to Genco’s shareholders;

•	Change our low-leverage high dividend model, threatening shareholder returns;

•
Implement their own ill-advised vessel chartering strategy, which has cost Diana shareholders significant value over time and, in contrast to Genco’s recent gains, rendered Diana unable to capture upside in a strengthening drybulk market;

•	Apply the same kinds of capital allocation decisions made by Diana over the last five years that have destroyed shareholder value;[12] and

•
Run the Company as Diana has run its own business, subjecting Genco shareholders to poor governance that benefited Diana management by operating privately held entities as profit centers through a series of related-party transactions at the expense of public shareholders. In contrast, Genco is the only listed drybulk company with no related party transactions.

To advance its takeover campaign, Diana has also made a number of misleading and antagonistic public statements. We encourage shareholders to ignore Diana’s misleading statements and focus on the stark difference in this vote: Genco’s strong Board, which is overseeing a strategy that continues to deliver superior shareholder value vs. Diana’s attempts to seize control of Genco’s Board to advance its takeover attempt without paying a premium to do so.

We believe the choice is clear for shareholders to protect their investment and future value. We urge shareholders to vote on the Company’s WHITE proxy card “FOR” ONLY Genco’s six directors, so they can continue to execute the Company’s disciplined, proven value strategy – and vote AGAINST Diana’s nominees.

11 Quentin Bruce Saones was one of the four Directors of Sterling Shipping Agencies Limited when it entered compulsory liquidation in July 2023. Jens Ismar served as CEO of Bulk Invest (formerly part of Western Bulk), which filed for bankruptcy in March 2016. During Gustav Brun-Lie’s less than three years as CEO of Statt Torsk ASA, he oversaw the destruction of more than 80% of the company’s shareholder value (from NOK2.50 at IPO on 4/23/2021 to NOK0.53 on 2/1/2024, the last trading date per Factset) before merging it into a sector competitor at a near all-time low share price.
12 https://www.dianashippinginc.com/diana-shipping-inc-becomes-partner-in-a-commissioning-service-operation-vessels-project/?catslug=news, https://www.dianashippinginc.com/diana-shipping-inc-becomes-strategic-partner-in-two-7-500-cbm-semi-refrigerated-lpg-newbuildings/?catslug=news and https://www.dianashippinginc.com/diana-shipping-inc-announces-pro-rata-distribution-of-warrants-to-purchase-common-stock/?catslug=news.

Genco’s Board remains committed to taking actions that are in the best interests of all shareholders. We are confident Genco is well positioned to deliver superior returns to shareholders amid a strengthening drybulk market.

As previously disclosed, Diana nominated six directors for election to the Genco Board. The Board unanimously rejected Diana’s nominees, determining that they present possible conflicts of interest due to ties to Diana and would not be additive to Genco’s already strong and highly experienced Board.

Diana also submitted a proposal to require the Board to conduct a process to explore strategic alternatives for the Company. In the preliminary proxy materials, the Genco Board recommends shareholders vote AGAINST Diana’s proposal because the Board believes it is unnecessary given the Board’s strong corporate governance, potentially harmful to maximizing shareholder value, would serve to further Diana’s inadequate offer, and is not permissible under applicable law.

Genco’s preliminary proxy materials, as well as other shareholder resources regarding the 2026 Annual Meeting can be found here: www.GencoDrivesSuperiorReturns.com.

The Company’s definitive proxy materials will be mailed to all shareholders eligible to vote at the 2026 Annual Meeting. Shareholders may receive materials, in the mail or otherwise, from Diana. The Genco Board recommends that shareholders discard any proxy materials from Diana.

Jefferies LLC is acting as financial advisor to Genco and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco. Morgan Stanley & Co. LLC is acting as special advisor to the Board of Directors.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet currently consists of 43 vessels with an average age of 12.5 years and an aggregate capacity of approximately 4,934,000 dwt.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary.

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Certain Information Regarding Participants in the Solicitation

The Company, its independent directors (Paramita Das; Kathleen C. Haines; Basil G. Mavroleon; Karin Y. Orsel; and Arthur L. Regan) and certain of its executive officers (John C. Wobensmith, Chairman of the Board, Chief Executive Officer and President; Peter Allen, Chief Financial Officer; Joseph Adamo, Chief Accounting Officer; and Jesper Christensen, Chief Commercial Officer) and other employees are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s preliminary proxy statement on Schedule 14A in connection with the 2026 Annual Meeting of Shareholders, filed with the SEC on April 24, 2026 (available here). Such filings will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Shareholders, if and when they become available. These documents will be available free of charge as described above.

Investor Contact

Peter Allen

Chief Financial Officer

Genco Shipping & Trading Limited

(646) 443-8550

Media Contact

Leon Berman

IGB Group

(212) 477-8438

lberman@igbir.com

LinkedIn Post

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Today, Genco filed its preliminary proxy statement in connection with its upcoming 2026 Annual Meeting of Shareholders. At the annual meeting, Genco shareholders will have the opportunity to protect their Genco investment by voting FOR the re-election of Genco's six highly qualified Board members. Genco's current Board members are architects of the Company's Comprehensive Value Strategy, which has enabled Genco to outperform its peers in the broader market, deliver superior returns to shareholders and create significant value.

One of our direct competitors, Diana Shipping, is seeking to take control of Genco. Their efforts include multiple inadequate public and private proposals to acquire the Company, all of which the Genco Board reviewed and unanimously rejected. Diana has now nominated a handpicked slate of directors to try to replace the entire Genco Board. Adding even one of Diana's nominees to Genco's Board puts Genco and its shareholders' investments at serious risk.

We will be providing Genco shareholders with proxy materials in due course, which will enable shareholders to vote FOR the re-election of Genco's highly qualified Board members. Genco shareholders are encouraged to disregard any proxy materials received from Diana.

Read the press release we issued and additional legal information here – https://lnkd.in/esbQNZXt

Additional information on Genco's Comprehensive Value Strategy and Diana's takeover attempt can be found here – https://lnkd.in/e3YyzxV9

#CorporateGovernance #ShareholderValue #Maritime #Shipping

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This website contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this website are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary.

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Certain Information Regarding Participants in the Solicitation

The Company, its independent directors (Paramita Das; Kathleen C. Haines; Basil G. Mavroleon; Karin Y. Orsel; and Arthur L. Regan) and certain of its executive officers (John C. Wobensmith, Chairman of the Board, Chief Executive Officer and President; Peter Allen, Chief Financial Officer; Joseph Adamo, Chief Accounting Officer; and Jesper Christensen, Chief Commercial Officer) and other employees are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s. preliminary proxy statement on Schedule 14A in connection with the 2026 Annual Meeting of Shareholders, filed with the SEC on April 24, 2026 (available here) Such filings will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Shareholders, if and when they become available. These documents will be available free of charge as described above.

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Delivering Superior Returns and Creating Value

Genco is Successfully Executing its Comprehensive Value Strategy and Delivering Strong Returns

We are executing a disciplined strategy that is delivering strong operating and financial results and positioning Genco to create significant long-term shareholder value

Learn more about how shareholders are poised to continue benefiting from our comprehensive value strategy

LEARN MORE

Prioritizing Strong Corporate Governance

Genco’s highly experienced and qualified Board and management team are committed to maintaining the highest standards of corporate governance.

Learn more about our industry leading corporate governance practices

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Diana Shipping is seeking to take control of Genco

One of our competitors, Diana Shipping, is trying to take over Genco. As part of these efforts, they have made an inadequate, indicative proposal to acquire Genco for $23.50 per share. Our Board reviewed and rejected the proposal, determining it does not capture the underlying value of Genco and fails to provide shareholders with an appropriate premium for control of Genco.

To advance its takeover attempt, Diana has launched a proxy contest aimed at replacing the entire Genco Board.

Learn more about the risks to Genco shareholders of Diana's attempt to take over our Board

LEARN MORE

Why did Genco reject Diana’s indicative proposals?

•
Genco’s Board reviewed Diana’s proposals with the assistance of external advisors and unanimously determined that both Diana proposals significantly undervalued Genco and were not in the best interests of Genco shareholders.

•	Diana’s proposal does not capture the underlying value of Genco and fails to provide shareholders with an appropriate premium in exchange for control of Genco.

What are Diana’s indicative proposals?

•	Diana submitted an unsolicited proposal on November 24 to acquire all of the outstanding shares of Genco not already owned by Diana for $20.60 per share in cash.
•
On March 6, Diana revised its offer to acquire all of the issued and outstanding shares of Genco not already owned by Diana for $23.50 per share, in partnership with Star Bulk Carriers, another competitor of Genco.

•	Additionally, Diana has nominated six director candidates to replace the entire Genco Board.

Can you provide specific reasons why the Board rejected Diana’s revised proposal?

•
A special committee of independent directors reviewed the proposal with the assistance of external advisors. Based on the recommendation of the special committee, the Board determined that the proposal undervalues Genco and is not in the best interest of shareholders.

•
The proposal remains substantially below Genco’s intrinsic value and the mean analyst NAV and does not provide an appropriate premium to shareholders. In addition, the offer introduces uncertainty through a proposed “fire sale” of Genco’s vessels to a competitor that deprives shareholders of full value and underscores Diana’s discounted offer.

Why does the Board believe its comprehensive value strategy will create more value than the offer from Diana?

•
Our Board is confident the continued execution of its Comprehensive Value Strategy will deliver superior returns and create the most value for our shareholders, particularly in light of a strong drybulk market with positive fundamentals.

•
Our success to date is evidenced by our fourth quarter 2025 results, where we achieved multi-year highs across EBITDA, time charter equivalent (TCE) rates and a $0.50 dividend, which was our highest dividend since the fourth quarter of 2022 and our 26th consecutive quarterly dividend.

•	We have a strong track record of delivering superior returns and value to shareholders, having distributed total dividends of $323 million or $7.565 per share to shareholders over the past six years.
•	We have also delivered total shareholder returns (TSR) of 247% over the past five years, more than triple the S&P 500 TSR of 76% and far exceeding Diana’s TSR of 53% over the same period.[1]
•	As we continue executing our value strategy, we are confident Genco is well positioned to drive returns and enhance value through drybulk shipping cycles.

Has the Board offered to engage with Diana?

•	Genco’s Board and management team have attempted to engage constructively with Diana, including direct communications with Diana’s management as well as advisor to advisor communication.
•	Diana has refused to meaningfully engage on alternative transaction structures and instead is pursuing its hostile takeover attempt, including nominating directors to replace the entire Board.
•	Genco remains open to engaging with Diana in good faith, upon receipt of an offer that appropriately values Genco.

1 Represents total shareholder returns as of the closing price on April 2, 2026 for the past five years as per Factset.

What is NAV and why is it an important piece of how you measure Genco’s value?

•	NAV stands for “net asset value.”
•
NAV is calculated by taking the current market value of the fleet, adding cash and net working capital, and subtracting outstanding debt. When you divide that number by the total shares, you get NAV per share.

•	The mean analyst estimate of Genco’s NAV is $25 per share, which is well above Diana’s offer of $23.50 per share during a period of rising asset values.

What would happen to Genco if Diana’s nominees were elected to the Genco Board?

•
First, it is important to understand that the proxy contest is not a vote on whether to approve or reject Diana’s $23.50 acquisition proposal. It is a vote on whether to give Diana’s nominees control of the Company.

•	If Diana’s nominees gain control of Genco’s Board, they could approve a transaction at a price below the latest proposal or take commercial actions that are unfavorable to Genco’s shareholders.
•	They could also decide to change our low-leverage, high-dividend model, threatening shareholder returns.
•	We strongly believe Genco’s current Board is best positioned to guide the Company forward and continue maximizing value for all shareholders.

When is Genco’s 2026 Annual Meeting?

•	Genco has not yet announced the date of its 2026 Annual Meeting.
•
Genco will announce the date of its Annual Meeting in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission and mailed to shareholders eligible to vote at the Annual Meeting in due course.

Who should I vote for?

•	Our Board will make its recommendation with regard to director nominations in the Company’s proxy statement to be filed with the SEC and mailed to shareholders in due course.
•
We have a diverse and independent Board of Directors, half of whom are female, with extensive expertise across relevant business areas, including shipping, commodities, fleet and technical management, commercial operations, capital allocation, financial reporting and M&A.

•
Our directors are actively engaged in the boardroom and have a proven track record of overseeing our comprehensive value strategy that continues to position Genco for the future while delivering strong returns for shareholders.

Who can I contact for more information?

•	For more information, please contact Peter Allen, Genco’s Chief Financial Officer, at finance@gencoshipping.com or (646) 443-8550.

Investor Contact
Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Media Contact
Leon Berman
IGB Group
(212) 477-8438
lberman@igbir.com
Learn more about Genco at www.gencoshipping.com

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Comprehensive Value Strategy

Genco’s Comprehensive Value Strategy

Genco’s proven strategy continues to generate strong results for ALL Genco shareholders through various market cycles.

The strategy’s key pillars include paying compelling quarterly dividends, deleveraging to reduce debt and break-even levels and investing in growth.

The strategy we established in April 2021…	What we’ve done ~5 years later
Transform Genco into a low leverage, high dividend yield company	Provided substantial returns to shareholders Distributed $292m in dividends or approximately $7 per share
Maintain significant flexibility to grow the fleet	Invested in fleet to expand earnings power and dividend capacity $492m in high-quality modern vessels
Target paying a quarterly dividend based on cash flows less a voluntary quarterly reserve
Strengthened balance sheet through deleveraging
Reduced debt by $250 million prior to the recent redeployment of capital for fleet renewal in Q1 2026, resulting in one of the industry’s lowest cash flow breakeven levels

Our Business Has Never Been Stronger

Building on Momentum in a Strengthening Drybulk Market

•	We ended the fourth quarter of 2025 with multi-year high EBITDA, time charter equivalent (TCE) rates and dividend of $0.50 per share
•	Q1 2026 marked an unseasonably strong start to the year

Delivering Strong Returns to Shareholders

•	Declared a $0.50 dividend, our highest dividend since Q4 of 2022 and our 26th consecutive quarterly dividend
•	We expect to continue delivering value for our shareholders with a higher dividend in Q1 2026 versus Q1 2025 during what tends to be a seasonally softer period
•
We have paid dividends for each quarter since implementing our value strategy, delivering total shareholder returns (TSR) of 247% over the past five years, more than triple the S&P 500 TSR of 76% and far exceeding Diana’s TSR of 53% over the same period[2]

Increasing Operating Leverage and Earnings Power

•	Over the last year, we continued investing in the growth of our premium earning assets in sectors with compelling supply and demand fundamentals
•	In November 2025, we agreed to purchase two 2020 built, high quality, premium earning Newcastlemax vessels that were delivered in March
•	As a result, we have increased our operating leverage, earnings power and dividend capacity for the benefit of all shareholders

Maintaining Low Financial Leverage and Robust Balance Sheet

•	Genco has an industry-low net loan to value ratio, a sub-$10,000 cash flow breakeven level [3]and $350 million of undrawn revolver availability
•	Our strong balance sheet positions us to pursue accretive growth opportunities, which continue to deliver sizeable dividends, even amid today’s uncertain global market

2 Represents total shareholder returns as of the closing price on April 2, 2026 for the past five years as per Factset.
3 Excluding drydocking capex

Strong Governance

Genco’s Strong Governance

The highly qualified and experienced Genco Board and management team remain committed to maintaining the highest standards of corporate governance

Genco continues to lead the drybulk industry in a number of ways

1)	We are the largest U.S. headquartered drybulk shipping company
2)
We are the only listed drybulk shipping company with no related party transactions and have been consistently ranked in the top quartile on corporate governance among public shipping companies by Webber Research

3)	We provide detailed disclosures on the Company’s strategy and performance and align executive compensation with shareholder interests
4)	We have a diverse, independent and experienced Board of Directors, half of whom are female

Meet Genco’s Highly Qualified Board of Directors

Our six directors—John C. Wobensmith, Kathleen C. Haines, Paramita Das, Basil G. Mavroleon, Karin Y. Orsel and Arthur L. Regan—are active and engaged participants in the boardroom. Each of these six directors brings a balanced and highly relevant skill set, with a proven track record of executing our Comprehensive Value Strategy that continues to position Genco for the future while driving long‑term shareholder value.

John C. Wobensmith
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Mr. Wobensmith has served as a director of Genco since May 29, 2021 and Chairman since August 26, 2025. Mr. Wobensmith has served as our Chief Executive Officer since March 23, 2017 and our President since December 19, 2014. Mr. Wobensmith has significant experience in managing all aspects of a drybulk shipping company including commercial, technical and capital allocation. During his tenure with the Company he has led the transformation of its commercial operating platform and the development of its comprehensive value and capital allocation strategy. From April 2005 until his appointment as President, he served as our Chief Financial Officer and Principal Accounting Officer. He also served as a director of Ultrapetrol (Bahamas) Limited, a marine transportation company, from 2016 to 2017. Mr. Wobensmith has over 25 years of experience in the shipping industry. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. Mr. Wobensmith has a bachelor’s degree in economics from St. Mary’s College of Maryland. He also was appointed by the Governor of Maryland and currently serves on the Board of Trustees and as Treasurer of the Board at St. Mary’s College of Maryland. Mr. Wobensmith holds the Chartered Financial Analyst designation. He was inducted into the International Maritime Hall of Fame in 2024 and will receive the Silver Bell Award from the Seamen’s Church Institute in June 2026.

Kathleen C. Haines
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Ms. Haines has served as a director of Genco since May 17, 2017, and was appointed as Lead Director in August 2025. In January 2025, she joined the Advisory Board of Veer.voyage, a startup company incorporated in the Bahamas and a tonnage provider of zero emission ships. From 2021 until 2024 she served on the Advisory Board of Sea Machines Robotics, a privately held company in Boston, Massachusetts. She served as Chief Financial Officer and Treasurer of Heidmar Inc. (“Heidmar”), a privately held company that commercially manages a fleet of oil tankers, from July 2012 until May 2020. She was also a member of the Executive Committee of Heidmar, which was responsible for the strategy of the company as well as marketing efforts. Prior to and after her time at Heidmar, Ms. Haines has served as the Principal of Holbridge Capital Advisors, a financial consulting and investment firm specializing in the maritime industry. During 2010, she served as the Chief Financial Officer of Asia Pacific Carriers, based in Hong Kong. From May 2007 to May 2008, she was the Chief Executive Officer of the transition company created following the sale of OMI Corporation, a U.S.-based NYSE-listed international shipping company. Ms. Haines served as the Chief Financial Officer of OMI Corporation from 1998 until its sale. Ms. Haines was a board member of OSG America LLC from 2007 until it was reacquired by its parent company in 2009 and served as Chair of the Audit Committee and a member of the Conflicts Committee. She currently serves on the Board of Trustees of the Seamen’s Church Institute as Audit Chair and is a member of the Finance and Endowment Committee as well as the Governance/Nominating Committee. She is the Treasurer and a founding board member of the U.S. affiliate of Women’s International Shipping and Trading Association. Ms. Haines is a CPA.

Paramita Das
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Ms. Das has served as a director of Genco since March 4, 2024. Ms. Das has served as a director of Genco since March 4, 2024. Ms. Das has served as the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer of Stardust Power Inc. from September 2024 to November 2025.  Previously, Ms. Das served as the Global Head of Marketing, Development and ESG (Chief Marketing Officer) Metals and Minerals at Rio Tinto from June 2022 through February 2024, President of Rio Tinto Nickle Inc., President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. from July 2019 through September 2023; General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office, Rio Tinto from January 2018 to May 2022.  Ms. Das has served as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from December 2016 to December 2017.  Ms. Das has been a member of the Board of Coeur Mining since May 2023 and a member of the Board of Directors of Toromont Industries Ltd., a specialized equipment company, since November 2024. Ms. Das is a former Board member of World Business Chicago from January 2020 to January 2022, Chicago Children's Museum from June 2019 to June 2021 and UN Women-USNC from 2014 - 2017. She earned a Master of Business Administration from the University of Louisville, Executive Education from University of Chicago and a Bachelors’ Degree from Guru Singh Indraprastha University.

Basil G. Mavroleon
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Mr. Mavroleon has served as a director of Genco since July 17, 2015. Mr. Mavroleon served as a director of Baltic Trading from March 15, 2010 until Baltic Trading’s merger with our Company on July 17, 2015. Mr. Mavroleon also served as a director of our Company from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 56 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty-five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Mr. Mavroleon is a director of Pyxis Tankers, Inc. where he serves on the audit committee and the nominating and corporate governance committee. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Piraeus, Greece. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is on the advisory board of NAMMA (North American Maritime Ministry Association), is a director emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, honorary director of the Connecticut Maritime Association Education Foundation (CAMEF), and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT.

Karin Y. Orsel
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Ms. Orsel has served as a director of Genco since March 22, 2021. Ms. Orsel is the Chief Executive Officer and founder of MF Shipping Group, which she established in 1994. She has over 33 years of experience in the maritime industry. MF Shipping Group provides technical management services to a fleet of more than 50 vessels, including oil product and chemical tankers, multipurpose vessels, self-unloaders, and cement carriers. In connection with these activities, Ms. Orsel has served for more than 20 years as managing director of several ship-owning companies. Ms. Orsel began her career in the shipping industry at the age of 18 with Sandfirden Rederij B.V., where she served as Financial Manager. She currently holds a number of industry governance and representative roles, including membership in the Presidency of the European Shipowners (ECSA), board membership and former presidency of the Royal Association of Netherlands Ship-owners (KVNR), board membership of the International Chamber of Shipping (ICS), council membership of the International Association of Independent Tanker Owners (INTERTANKO), and membership of BIMCO. She also serves as Honorary Consul of Norway. Ms. Orsel is a former Chair of the International Seafarers’ Welfare and Assistance Network (ISWAN) and acts as an Ambassador for the Women’s International Shipping & Trading Association (WISTA). Ms. Orsel has received multiple industry recognitions, including Female Entrepreneur of the Year (Netherlands, 2009), an Honorary Degree from Massachusetts Maritime Academy (2017), the Tanker Industry Leader Award (2019), the Seatrade Award (2021), and the IMO Gender Equality Award (2025). She holds a Bachelor of Arts in Economic & Administrative Education from Winschoter College in the Netherlands.

Arthur L. Regan
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Mr. Regan has served as a director of Genco since February 2016, and was our Executive Chairman from November 2016 until May 2021. Since 2022, Mr. Regan has been the Chief Executive Officer of Energos Infrastructure, which owns and operates marine infrastructure assets principally focused on LNG floating storage and regasification import terminals located in multiple countries globally primarily on long-term government utility linked contracts. From 2018 to 2021 Regan was the Executive Chairman of Chembulk Tankers, an owner of specialized international chemical transport vessels and was appointed to the position by its private equity owners KKR Investments and York Capital Holdings. From 2010 to 2018, Mr. Regan was the President, Chief Executive Officer and a Director of Principal Maritime Management, LLC, a wholly owned portfolio company of Apollo Global Management. Mr. Regan has more than 35 years of experience in the shipping industry in executive roles, including as President and Chief Executive Officer of Arlington Tankers Ltd. from 2004 to 2008, which was listed on the New York Stock Exchange. Mr. Regan is a graduate of the State University of New York Maritime College at Fort Schuyler with a Bachelor of Science degree in Marine Transportation and Management. Mr. Regan began his shipping career sailing as an officer on merchant tankers and dry bulk vessels for over ten years, completing his sea service as Master Mariner. He is currently a Member of the North American Panel Committee of the vessel classification society and maritime industry advisor DNV-GL.

Together, our directors bring years of relevant industry and leadership experience critical to Genco’s success

1.	Fleet Management
2.	Commercial and Technical Management
3.	Drybulk Commodities
4.	Capital Allocation
5.	Financial Reporting
6.	M&A

Diana’s Takeover Attempt

Diana’s Campaign to Take Control of Genco

Diana is attempting to take control of Genco through an inadequate acquisition proposal and a proxy contest to replace the entire Genco Board with its handpicked nominees

One of our direct competitors, Diana Shipping, is seeking to take control of Genco. As part of its efforts to do so, Diana made an indicative proposal to acquire all of the outstanding shares of Genco it did not already own for $23.50 per share in cash. In connection with the proposal, 16 Genco vessels would be sold to Star Bulk, another Genco competitor, at a valuation 14% below average broker valuations.1 Our Board reviewed the proposal with external financial and legal advisors and unanimously rejected it on the basis that it was an inadequate proposal that undervalues Genco and did not offer an appropriate premium.

We have sought to engage constructively with Diana on alternative transaction structures that would serve the best interests of all Genco shareholders. Diana has refused and instead has launched a proxy contest aimed at replacing the entire Genco Board. There are significant risks for Genco shareholders if Diana’s nominees take over the Genco Boardroom.

Diana’s Undervalued Non-Binding, Indicative Proposal

Consistent with its fiduciary duties, our Board reviewed Diana’s acquisition proposal with its independent external financial and legal advisors and rejected it. Simply put, the offer was too low.

☒	Does not capture the underlying value of Genco and fails to provide an appropriate control premium for control of Genco, especially in light of Genco’s:

o	Industry leading capital allocation
o	Superior returns
o	Premium earning assets
o	Leading commercial operating platform
o	Advantageous spot-focused commercial strategy
o	Sizeable operating leverage in a strengthening drybulk market
☒	Well below Genco’s net asset value (NAV) during a period of rising asset values across the industry
o	The proposal is well below Genco’s mean analyst NAV estimate of $25[4]
o	Analysts include:
◾	SEB
◾	Clarksons
◾	Fearnly Securities
◾	Deutsche Bank
◾	Pareto Securities

4 Based on the average of two independent third party broker valuations as of March 10, 2026.

☒	Presents execution risks
o	Contemplates a sale of 16 Genco vessels at "fire sale" prices to a competitor, Star Bulk, adding further uncertainty while depriving Genco shareholders of full value
o	Specifically, sales would include:
◾	Genco Valkyrie, a 2020-built Newcastlemax for $66 million, which is 12% below average broker valuations[4] of $75 million
◾	Genco Constantine for $24 million, which is 17% below average broker valuations[4] of $29 million
◾	Genco Enterprise for $19 million, which is 24% below average broker valuations[4] of $25 million
o	Under Diana’s agreement with Star Bulk, 13 other vessels are being sold at a 13% discount to average broker valuations[4]

Replacing the Board with Diana’s Nominees Puts Your Investment and Value at Serious Risk To advance its hostile takeover attempt, Diana has launched a proxy contest aimed at replacing the entire Genco Board.

To be clear, the proxy contest is not a vote on whether to approve or reject Diana’s $23.50 acquisition proposal. It is a vote on whether to give Diana’s nominees control of the Company, which would put your investment and value at serious risk. You are deciding between Genco’s highly qualified Board, which has a proven track record of delivering value to you, and Diana’s handpicked slate of directors.

There are significant risks to Genco shareholders if Diana’s nominees take over the Board. Diana's nominees could:

☒	Approve a transaction below the latest acquisition proposal or that has other terms unfavorable to Genco shareholders
☒	Take commercial actions that are unfavorable to shareholders
☒	Change our low leverage high dividend model, reducing shareholder returns
☒
Implement their own vessel chartering strategy – which has cost Diana shareholders significant value over time, because they are unable to capture upside in a strengthening market like Genco has – and risk the investment of Genco shareholders

☒	Run the company as Diana has run its own company, exposing Genco shareholders to related-party transaction and poor governance decisions that may ultimately put your investment at risk

Diana’s history includes related-party transactions favoring insiders5 and poor total shareholder returns. As shown below, Genco’s Board and leadership team have generated far superior total shareholder returns than Diana.6

5 Based on Diana’s Form 20-F, filed with the Securities Exchange Commission on March 13, 2026, Item 7.B Major Shareholders and Related Party Transactions, at pps. 93-94 (www.sec.gov/ix?doc=/Archives/edgar/data/0001318885/000156276226000030/dsx-20251231.htm#a55253).
6 3. Represents the total shareholder returns of GNK and DSX as of the closing price on April 2, 2026, for the past 1-, 3- and 5-year periods as per Factset.

Total Shareholder Returns	GNK	DSX
1-year	101%	74%
3-year	90%	(16)%
5-year	247%	53%

Protecting Your Genco Investment

We will address Diana’s nominations in connection with our upcoming 2026 Annual Meeting, which has not yet been scheduled.

Prior to the meeting, we will file and mail proxy materials that provide detailed information about the Annual Meeting, the Board’s formal recommendations and how shareholders can take action to protect their Genco investment.

Leading up to the meeting, you may see or receive proxy materials from Diana. We encourage you to ignore or discard these materials.

Shareholders need take no action at this time with respect to the Annual Meeting.

We strongly believe Genco’s current Board is best positioned to guide the Company forward and maximize value.

Genco Board Offered to Engage in an Alternative Transaction that Would Serve Best Interests of Genco

We have sought to engage constructively with Diana on alternative transaction structures that would serve the best interests of all shareholders.

As part of its review of Diana’s acquisition proposal, our Board determined that an alternative structure in which Genco would acquire Diana using cash and Genco’s superior equity currency as consideration would create significant value for both companies’ shareholders.

Instead of working constructively toward a path forward that would create significant value for shareholders of both companies, Diana has refused to meaningfully engage and instead nominated directors to replace the entire Genco Board.

Genco’s Board remains committed to engaging in good faith, upon receipt of an offer that appropriately values Genco and reflects our high-quality fleet, superior performance, ability to deliver strong capital returns through the drybulk cycles and upside potential in a rising market.

Shareholder Resources

Shareholder Letters

March 30, 2026
Genco Shareholder Letter

Download PDF

Press Releases

April 24, 2026
Genco Shipping & Trading Files Preliminary Proxy Statement in Connection with 2026 Annual Meeting of Shareholders

April 13, 2026
Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders

April 7, 2026
Genco Shipping & Trading Launches Website for Shareholders

March 30, 2026
Genco Shipping & Trading Sends Letter to Shareholders

Download PDF

March 20, 2026
Genco Shipping & Trading Issues Statement

Download PDF

March 19, 2026
Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc.

Download PDF

March 6, 2026
Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc.

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January 16, 2026
Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board

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January 13, 2026
Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc.

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November 24, 2025
Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc.

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SEC Filings

April 24, 2026
Genco Shipping & Trading Preliminary Proxy Statement

April 13, 2026
Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders

April 7, 2026
Genco Shipping & Trading Launches Website for Shareholders

March 31, 2026
Genco Shipping & Trading Letter to Shareholders and LinkedIn Post

Download PDF

March 30, 2026
Genco Shipping & Trading Sends Letter to Shareholders

Download PDF

March 20, 2026
Genco Shipping & Trading Issues Statement

Download PDF

March 19, 2026
Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc.

Download PDF

March 6, 2026
Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc.

Download PDF

January 16, 2026
Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board

Download PDF

January 13, 2026
Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc.

Download PDF

November 24, 2025
Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc.

Download PDF

FAQs

Frequently Asked Questions

Why did Genco reject Diana’s indicative proposals?

•
Genco’s Board reviewed Diana’s proposals with the assistance of external advisors and unanimously determined that both Diana proposals significantly undervalued Genco and were not in the best interests of Genco shareholders.

•	Diana’s proposal does not capture the underlying value of Genco and fails to provide shareholders with an appropriate premium in exchange for control of Genco.

What are Diana’s indicative proposals?

•	Diana submitted an unsolicited proposal on November 24 to acquire all of the outstanding shares of Genco not already owned by Diana for $20.60 per share in cash.
•
On March 6, Diana revised its offer to acquire all of the issued and outstanding shares of Genco not already owned by Diana for $23.50 per share, in partnership with Star Bulk Carriers, another competitor of Genco.

•	Additionally, Diana has nominated six director candidates to replace the entire Genco Board.

Can you provide specific reasons why the Board rejected Diana’s revised proposal?

•
A special committee of independent directors reviewed the proposal with the assistance of external advisors. Based on the recommendation of the special committee, the Board determined that the proposal undervalues Genco and is not in the best interest of shareholders.

•
The proposal remains substantially below Genco’s intrinsic value and the mean analyst NAV and does not provide an appropriate premium to shareholders. In addition, the offer introduces uncertainty through a proposed “fire sale” of Genco’s vessels to a competitor that deprives shareholders of full value and underscores Diana’s discounted offer.

Why does the Board believe its comprehensive value strategy will create more value than the offer from Diana?

•
Our Board is confident the continued execution of its Comprehensive Value Strategy will deliver superior returns and create the most value for our shareholders, particularly in light of a strong drybulk market with positive fundamentals.

•
Our success to date is evidenced by our fourth quarter 2025 results, where we achieved multi-year highs across EBITDA, time charter equivalent (TCE) rates and a $0.50 dividend, which was our highest dividend since the fourth quarter of 2022 and our 26th consecutive quarterly dividend.

•	We have a strong track record of delivering superior returns and value to shareholders, having distributed total dividends of $323 million or $7.565 per share to shareholders over the past six years.
•	We have also delivered total shareholder returns (TSR) of 247% over the past five years, more than triple the S&P 500 TSR of 76% and far exceeding Diana’s TSR of 53% over the same period.[7]
•	As we continue executing our value strategy, we are confident Genco is well positioned to drive returns and enhance value through drybulk shipping cycles.

Has the Board offered to engage with Diana?

•
Genco’s Board and management team have attempted to engage constructively with Diana, including direct communications with Diana’s management as well as advisor to advisor communication. Diana has refused to meaningfully engage on alternative transaction structures and instead is pursuing its hostile takeover attempt, including nominating directors to replace the entire Board.

•	Genco remains open to engaging with Diana in good faith, upon receipt of an offer that appropriately values Genco.

What is NAV and why is it an important piece of how you measure Genco’s value?

•	NAV stands for “net asset value.”
•
NAV is calculated by taking the current market value of the fleet, adding cash and net working capital, and subtracting outstanding debt. When you divide that number by the total shares, you get NAV per share.

•	The mean analyst estimate of Genco’s NAV is $25 per share, which is well above Diana’s offer of $23.50 per share during a period of rising asset values.

What would happen to Genco if Diana’s nominees were elected to the Genco Board?

•
First, it is important to understand that the proxy contest is not a vote on whether to approve or reject Diana’s $23.50 acquisition proposal. It is a vote on whether to give Diana’s nominees control of the Company.

•	If Diana’s nominees gain control of Genco’s Board, they could approve a transaction at a price below the latest proposal or take commercial actions that are unfavorable to Genco’s shareholders.
•	They could also decide to change our low-leverage, high-dividend model, threatening shareholder returns.
•	We strongly believe Genco’s current Board is best positioned to guide the Company forward and continue maximizing value for all shareholders.

When is Genco’s 2026 Annual Meeting?

•	Genco has not yet announced the date of its 2026 Annual Meeting.
•
Genco will announce the date of its Annual Meeting in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission and mailed to shareholders eligible to vote at the Annual Meeting in due course.

7 Represents total shareholder returns as of the closing price on April 2, 2026 for the past five years as per Factset.

Who should I vote for?

•	Our Board will make its recommendation with regard to director nominations in the Company’s proxy statement to be filed with the SEC and mailed to shareholders in due course.
•
We have a diverse and independent Board of Directors, half of whom are female, with extensive expertise across relevant business areas, including shipping, commodities, fleet and technical management, commercial operations, capital allocation, financial reporting and M&A.

•
Our directors are actively engaged in the boardroom and have a proven track record of overseeing our comprehensive value strategy that continues to position Genco for the future while delivering strong returns for shareholders.

Who can I contact for more information?

•	For more information, please contact Peter Allen, Genco’s Chief Financial Officer, at finance@gencoshipping.com or (646) 443-8550.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary.

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Certain Information Regarding Participants in the Solicitation

The Company, its independent directors (Paramita Das; Kathleen C. Haines; Basil G. Mavroleon; Karin Y. Orsel; and Arthur L. Regan) and certain of its executive officers (John C. Wobensmith, Chairman of the Board, Chief Executive Officer and President; Peter Allen, Chief Financial Officer; Joseph Adamo, Chief Accounting Officer; and Jesper Christensen, Chief Commercial Officer) and other employees are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s preliminary proxy statement on Schedule 14A in connection with the 2026 Annual Meeting of Shareholders, filed with the SEC on April 24, 2026 (available here https://investors.gencoshipping.com/.). Such filings will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Shareholders, if and when they become available. These documents will be available free of charge as described above.